AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AGREEMENT
            ------------------------------------------------------

     This Amendment No. 1 to Amended and Restated Loan Agreement ("Amendment") is made as of the 26th of September, 1996 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association ("Bank"), with its principal office located at 33 North LaSalle Street, Chicago, Illinois 60690, and KABLE NEWS COMPANY, INC. ("Company"), an Illinois corporation, with its principal place of business located at 16 South Wesley Avenue, Mt. Morris, Illinois 61054.

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, Company and Bank previously entered into a certain Amended and Restated Loan Agreement dated as of October 6, 1995 (the "Agreement"); and

          WHEREAS, Company has requested that certain provisions of the Agreement be amended as set forth herein, and that Bank advance a $2,500,000 term loan, and extend the maturity of the Credit Loan.

           NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Bank to Company, the parties hereto hereby agree as follows:

            1. All capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

            2. Section 1.1 of the Agreement is amended in its entirety to read as follows:

            "1.1  Amount.
                  -------
                  (a)   Credit  Loan.  Subject  to the terms of this  Agreement,
      the Company may borrow from the Bank and the Bank will thereupon lend to the Company, and the Company shall repay in accordance with the terms of this Agreement and may reborrow at any time prior to the Maturity Date any amount which is a multiple of $100,000 up to a maximum amount at any one time outstanding of $32,500,000 (herein
      called the "Credit" or the "Credit  Loan"), provided   that  the  Bank
      receives   prior  to  the  initial   borrowing  the certificates  required
      by Sections 7.1 and 7.2 and, prior to all subsequent borrowings, the representations and certificates required by Section 7.2.

                  (b) Term Loan I. Pursuant to the Existing Agreement, the Company has borrowed from the Bank a term loan in the original principal amount of $2,000,000 ("Term Loan I").

                  (c) Term Loan II. Pursuant to the terms hereof, the Bank agrees to make a term loan to the Company in the principal amount of $2,500,000 ("Term Loan II"). Term Loan I and Term Loan II are collectively referred to herein as "Term Loans" or individually as a "Term Loan".

                  (d) Installment Loan. That certain installment loan of the Company in the original principal amount of $43,275.10 as of January 3, 1995 has been paid in full by the Company as of April 22, 1996.

            3. Section 1.2 of the Agreement is amended in its entirety to read as follows:

            "1.2  Notes.
                  ------
                  (a) Revolving Note. The borrowing under the Revolving Credit described in Section 1.1(a) will be evidenced by a note (herein called the "Revolving Note"), in the form of Exhibit I hereto, dated September 26, 1996, which is payable to the order of the Bank on August 31, 1999, in the principal amount of $32,500,000. The principal amount of the Credit Loan outstanding as of the date hereof shall be recorded by the Bank on computer or other records of the Bank, and the principal amount of each additional Credit Loan and of any payment of principal of the Revolving Note may be evidenced by notations made by the Bank on such records, showing the date and amount of each additional Credit Loan or payment of principal. The aggregate unpaid amount of Credit Loans set forth on such records shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid if the Bank records all of the Credit Loans and makes notations of all of the payments of principal on such records, but the Bank shall not be under any obligation to do so.

                  (b) Term Note I. The Company's borrowing of Two Million Dollars ($2,000,000) under Term Loan I is evidenced by a Term Note ("Term
      Note I") dated as of January 3, 1995 in the principal amount of Two Million Dollars ($2,000,000) made by the Company payable to the order of the Bank and previously delivered to the Bank.

                  (c) Term Note II. The Company's borrowing of Two Million Five Hundred Thousand Dollars ($2,500,000) under Term Loan II is evidenced by a Term Note II ("Term Note II") dated as of September 26, 1996, in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) made by the Company payable to the order of the Bank. Term Loan II shall bear interest as specified in Section 1.5(b) below, shall be repayable in accordance with the terms of Term Note II, and shall be secured by the assets of the Company as set forth herein and in the Security Agreement executed pursuant hereto. Term Loan II shall be funded on the Closing Date hereof, and the proceeds of which will be used for the purchase of certain equipment and certain working capital needs. Term Note I and Term Note II are collectively referred to herein as "Term Notes" or individually as a "Term Note".

            4. Section 1.5 of the Agreement is amended in its entirety to read as follows:

            "1.5  Interest on Term Loans.
                  -----------------------
                  (a) Term Loan I will bear interest at the Prime Rate. The interest rate will change if and when the Prime Rate changes and such change shall be effective as of and on the date following the relevant change in the Prime Rate. Term Loan I will bear interest after the Maturity Date at the rate of three percent (3%) per annum in excess of the Prime Rate. Interest on Term Loan I will be payable on the last Business Day of each month during the term of such Term Loan I.

                  (b) Term Loan II will bear interest at a rate at all times equal to the Prime Rate plus one-half percent (1/2%). The interest rate will change if and when the Prime Rate changes and such change shall be effective as of and on the date following the relevant change in the Prime Rate. Term Loan II will bear interest after the Maturity Date at the rate of three and one-half percent (3-1/2%) per annum in excess of the Prime Rate. Interest on Term Loan II will be payable on the last Business Day of each month during the term of such Term Loan II.

            5. The first sentence of Section 3.1(b) of the Agreement is amended in its entirety to read as follows:

            "At all times during the term of this Agreement, maintain a "Tangible Net Worth" (the tax paid equity of the Company represented by the amount by which total tangible assets of the Company exceeds total liabilities) of at least (i) $1,750,000 for the period from September 1, 1996 -- February 28, 1997, and (ii) $2,000,000 for the period from March 1, 1997 -- thereafter."

            6. Section 3.1 of the Agreement is amended by inserting the following as a new Section 3.1(c) thereof:

            "(c) Cash Flow. As of the end of each fiscal quarter of the Company commencing April 30, 1997, maintain for the preceding four (4) fiscal quarters a ratio of Cash Flow to the Company's Debt Service of at least: (i) 1.25 to 1.00 before giving effect to any dividends or other distributions declared or paid by the Company during such period ("Distributions"); and (ii) 1.00 to 1.00 after giving effect to any Distributions. As used herein, the term "Cash Flow" means, with respect to the Company for any period, the total net profit after taxes of the Company for the immediately preceding four (4) fiscal quarters, plus the aggregate amount of the Company's depreciation, amortization, taxes and the interest expense for such period. As used herein, the term "Debt Service" means, with respect to the Company for such period, the Company's interest expense for such period, plus the aggregate principal amount of all indebtedness for borrowed money of the Company payable or becoming due during such period."

          7. Section 4.1 of the Agreement is amended in its entirety to read as follows:

          "4.1 Net Capital Expenditures. The Company shall not make or incur any Net Capital Expenditures if, after giving effect thereto, the aggregate amount of all Net Capital Expenditures by the Company in any fiscal year would exceed One Million Five Hundred Thousand Dollars ($1,500,000), without the prior written consent of the Bank.

          As used herein, "Net Capital Expenditures" means all (x) expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases less (y) the aggregate amount of Indebtedness incurred by the Company in connection with such Capital Expenditures; "Capital Leases" means any lease of property by the Company at, in accordance with generally accepted accounting principles, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of the Company."

            8. Section 4.3 of the Agreement is amended by adding the following thereto:

            "(e) Any Indebtedness represented by equipment or other operating leases or Capital Leases."

            9. All references in Section 8.1(g) and 8.1(i) of the Agreement to "Term Note" shall be deemed to be references to "Term Notes".

            10. Section (8.1(h) of the Agreement is amended by deleting the date "August 31, 1998" and substituting therefore the date "August 31, 1999".

            11. (a) The first paragraph of Section 9.1 of the Agreement is amended in its entirety to read as follows:

            "9.1 Collateral. In order to collateralize and secure the payment of the Obligations, the Company hereby grants to the Bank, pursuant to the Security Agreement, a continuing first priority security interest in the collateral described in the Security Agreement (which, together with any collateral assigned to the Bank in order to maintain the loan value of the collateral, is hereinafter called the "Collateral") and in the proceeds from any disposition of new Collateral."


      (b) The second paragraph of Section 9.1 of the Agreement (beginning with the words "All Accounts Receivables..." is deleted in its entirety.

      (c) All references in Section 9.1 or elsewhere in the Agreement to the "Security Agreement" shall be deemed to be references to the Amended and Restated Security Agreement dated as of the date hereof.

            12.   The Monthly Collateral Report attached to the Agreement as
Exhibit IV is hereby amended by deleting item No. 14 and inserting in lieu thereof the following:

            "14.  Amount Outstanding on Term Loan II - $2,500,000."


            13. Collateral. To induce Bank to enter into this Amendment and to make the increased Term Loan available to Company, Company hereby agrees, acknowledges and confirms with Bank that (i) the security interest granted to Bank in the Collateral as provided in Section 9 of the Agreement is hereby confirmed and remains in full force and effect, and (ii) such security interest in the Collateral shall extend to and the Collateral shall secure all of the increased Term Loans, in addition to all other Obligations of Company under the Agreement.

            14. Company shall deliver to Bank a new Revolving Note dated as of the date hereof in the principal amount of $32,500,000 (the "Replacement Note"), in the form attached hereto, which Replacement Note shall be issued to Bank in replacement of and substitution for, and not in payment of, the Revolving Note dated October 6, 1995 and all Obligations evidenced thereby shall hereafter be evidenced by the Replacement Note. All references in the Agreement to the "Revolving Note" shall hereafter be deemed to refer to the Replacement Note. Upon delivery of the executed Replacement Note by Company to Bank, Bank shall mark the prior Revolving Note as "cancelled and replaced".

            15. Company hereby represents and warrants to Bank that the execution, delivery and performance by it of this Amendment has been duly authorized by all necessary corporate action, and that this Amendment is a legal, valid and binding obligation of Company enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to
(a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

            16. Company hereby represents and warrants to Bank that the execution, delivery and performance by Company of this Amendment does not, and will not, contravene or conflict with any provision of (i) law, (ii) any judgment, decree, or order, or (iii) Company's articles of incorporation or by-laws, and does not, and will not, contravene or conflict with, or cause any Lien to arise under, any provision of any agreement or instrument binding upon Company or upon any property of Company.

            17. Company hereby certifies that each of the representations and warranties contained in the Agreement and each of the other agreements delivered in connection therewith (the "Other Agreements") is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent specifically amended pursuant to this Amendment and that no Event of Default or Default currently exists under the Agreement or any of the Other Agreements or will exist after or be triggered by the execution and delivery of this Amendment.

            18. Except as specifically amended above, the Loan Agreement, as amended, and each of the Other Agreements shall remain in full force and effect and is hereby ratified and confirmed.

            19. The execution, delivery and effectiveness of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Loan Agreement or any of the Other Agreements or (ii) prejudice any right, power or remedy which Bank now has or may have in the future under or in connection with the Loan Agreement or any of the Other Agreements. Upon the effectiveness of this Amendment each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

            20. This Amendment shall be deemed to be effective as of September 27, 1996, provided that Company shall deliver to Bank the documents described on the attached Schedule of Documents upon the execution hereof.

            21. This Amendment may be executed in separate counterparts, each of which shall, collectively and separately, constitute one agreement. To the extent the terms of this Amendment conflict with the terms of the Agreement or any Exhibit or Schedule thereto, the terms of this Amendment shall be controlling.

            22. Section 4.2(b) of the Agreement, after the words "80% of the purchase price", is hereby amended by adding the following: "of any real property".

            23. Section 9.1(b)(iv) of the Agreement, after the word "business", is hereby amended by adding the following: "and except for Permitted Liens (as defined in the Security Agreement)".

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

ATTEST:                             KABLE NEWS COMPANY, INC.

By:_______________________
Its:_______________________         By: ________________________________
                                       Name:____________________________
                                       Its: ____________________________


                                    AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                    CHICAGO

                                    By: ________________________________
                                       Name:    Elizabeth G. Brandt
                                       Its      Commercial Banking Officer

                                 TERM NOTE II

$2,500,000                                                   Chicago, Illinois
                                                            September __, 1996

            FOR VALUE RECEIVED, the undersigned, KABLE NEWS COMPANY, INC., an Illinois corporation ("Borrower"), hereby UNCONDITIONALLY PROMISES TO PAY to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association (the "Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), in installments of principal and interest as hereinafter provided. The first installment of principal in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000), plus accrued interest, shall be due and payable on November 30, 1996, and successive installments of One Hundred Twenty-Five Thousand Dollars ($125,000), plus accrued interest, shall be due and payable on the last day of each February, May, August and November of each year, with the last installment of One Hundred Twenty-Five Thousand Dollars ($125,000), plus accrued interest, due and payable on August 31, 2001. Borrower's obligations and liabilities to Bank under this Note, and all other obligations and liabilities of Borrower to Bank (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise heretofore now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Note, any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Bank by or on behalf of Borrower, or by oral agreement or operation of law or otherwise, shall be "Obligations" of Borrower as such term is defined in the Loan Agreement.

            This Note is a Term Note issued pursuant to Section 1.2 of that certain Amended and Restated Loan Agreement dated as of October 6, 1995, between Borrower and the Bank, as amended by Amendment No. 1 to Amended and Restated Loan Agreement dated concurrently herewith (as so amended, the "Loan Agreement"), and is entitledto the benefit and security of the terms and provisions thereof and of the documents delivered pursuant thereto, to which reference is hereby made for a statement of all of the terms and conditions under which the Term Loan evidenced hereby is made. All capitalized terms herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement.

            The rate of interest to be charged by Bank to Borrower hereunder shall accrue at such interest rate as is specified in the Loan Agreement, and shall fluctuate from time to time concurrently with each increase or decrease in the Prime Rate, whichever is applicable.

            This Note may be prepaid in whole or in part at any time without penalty; provided, however, that Borrower may use only funds obtained directly from AMREP Corporation, an Oklahoma corporation ("AMREP"), for the purpose of such prepayment, and further, provided, that such prepayment funds received by Borrower from AMREP may not have been obtained by AMREP directly or indirectly from Borrower.

            If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            Upon and after the occurrence of an Event of Default, this Note shall or may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, become or be declared immediately due and payable. Demand, presentment, protest, notice of nonpayment, and protest and notice of acceleration are hereby waived by Borrower.

            The indebtedness evidenced by this Note is secured by a first priority continuing security interest and lien granted by Borrower in favor of the Bank pursuant to the Loan Agreement and the other documents and agreements delivered in connection therewith, including, without limitation, that certain Security Agreement of Borrower in favor of the Bank dated as of September 30, 1992, as amended and restated by that certain Amended and Restated Security Agreement dated concurrently herewith. The Bank may, at its option, enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, the Bank may, at any time, release, surrender, substitute or exchange any collateral securing this Note and may at any time release, substitute or exchange any party primarily or secondarily liable for the indebtedness evidenced by this Note.

            THIS NOTE HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT AND SHALL HAVE BEEN DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS OTHER THAN LAWS PERTAINING TO CONFLICTS, AND THE PARTIES HERETO WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE PARTIES AT THEIR RESPECTIVE PRINCIPAL PLACES OF BUSINESS AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES REGISTERED MAIL, POSTAGE PREPAID. THE PARTIES AGREE THAT, AFTER CONSIDERATION OF THEIR RESPECTIVE PRINCIPAL PLACES OF BUSINESS, THE PLACE OF THE EXECUTION AND PERFORMANCE OF THIS NOTE, AND THE INCONVENIENCE OF OTHER POSSIBLE FORUM LOCATIONS, THE PROPER FORUM FOR ANY SUIT OR PROCEEDING UNDER THIS NOTE SHALL BE THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND EACH PARTY, FOR THE PURPOSES OF ANY SUCH SUIT OR PROCEEDING, IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT OR PROCEEDING.

            BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR THE LOAN AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR THE LOAN AGREEMENT OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by a duly authorized officer in Chicago, Illinois, on the date first above written.

                                    KABLE NEWS COMPANY, INC.

ATTEST:
                                    By:_______________________________
By:___________________________            Name: ______________________
Its:____________________________          Title:______________________

                                REVOLVING NOTE

$32,500,000                                                  Chicago, Illinois
                                                            September __, 1996

            FOR VALUE RECEIVED, the undersigned, KABLE NEWS COMPANY, INC., an Illinois corporation ("Borrower"), hereby UNCONDITIONALLY PROMISES TO PAY to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association ("Bank"), at its principal place of business in Chicago, Illinois, or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

            This Note is a Revolving Note issued pursuant to Section 1.2(a) of that certain Amended and Restated Loan Agreement, dated as of October 6, 1995, between Borrower and the Bank, as amended by that certain Amendment No. 1 to Amended and Restated Loan Agreement dated concurrently herewith (as so amended, the "Loan Agreement"), and is entitled to the benefit and security of the terms and provisions thereof and of the documents delivered pursuant thereto, to which reference is hereby made for a statement of all of the terms and conditions under which the Credit Loan evidenced hereby is made. All capitalized terms herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement.

            The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on August 31, 1999. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

            If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            Upon and after the occurrence of an Event of Default, this Note shall or may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, become or be declared immediately due and payable.

            Demand, presentment, protest, notice of nonpayment, and protest and notice of acceleration are hereby waived by Borrower.

            The indebtedness evidenced by this Note is secured by a first priority continuing security interest and lien granted by Borrower in favor of the Bank pursuant to the Loan Agreement and the other documents and agreements delivered in connection therewith, including, without limitation, that certain Security Agreement of Borrower in favor of the Bank dated as of September 30, 1992 as amended and restated by that certain Amended and Restated Security Agreement dated concurrently herewith. The Bank may, at its option, enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, the Bank may, at any time, release, surrender, substitute or exchange any collateral securing this Note and may at any time release, substitute or exchange any party primarily or secondarily liable for the indebtedness evidenced by this Note.

            THIS NOTE HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT AND SHALL HAVE BEEN DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS OTHER THAN LAWS PERTAINING TO CONFLICTS, AND THE PARTIES HERETO WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE PARTIES AT THEIR RESPECTIVE PRINCIPAL PLACES OF BUSINESS AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES REGISTERED MAIL, POSTAGE PREPAID. THE PARTIES AGREE THAT, AFTER CONSIDERATION OF THEIR RESPECTIVE PRINCIPAL PLACES OF BUSINESS, THE PLACE OF THE EXECUTION AND PERFORMANCE OF THIS NOTE, AND THE INCONVENIENCE OF OTHER POSSIBLE FORUM LOCATIONS, THE PROPER FORUM FOR ANY SUIT OR PROCEEDING UNDER THIS NOTE SHALL BE THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND EACH PARTY, FOR THE PURPOSES OF ANY SUCH SUIT OR PROCEEDING, IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT OR PROCEEDING.

            BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR THE LOAN AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR THE LOAN AGREEMENT OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            This Note has been issued in replacement of and in substitution for, and not in payment of, the Revolving Note of Borrower to the Bank dated October 6, 1995 in the original principal amount of $32,500,000, and any and all previous promissory notes issued by the Borrower to the Bank in respect of the indebtedness evidenced thereby; and all outstanding Obligations evidenced by such prior promissory note including, without limitation, all accrued unpaid interest, shall hereafter be evidenced by this Note.

            IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by a duly authorized officer in Chicago, Illinois, on the date first above written.

                                    KABLE NEWS COMPANY, INC.
ATTEST:

By:_________________________        By: _________________________________
Its:________________________              Name: _________________________
                                          Title:_________________________